EX-99.906CERT

Certification Under Section 906

of the Sarbanes-Oxley Act of 2002

James A. McNamara, President/Principal Executive Officer, and Scott McHugh, Principal Financial Officer of the Goldman Sachs MLP and Energy Renaissance Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2014 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Principal Financial Officer

Goldman Sachs MLP and Energy Renaissance Fund	Goldman Sachs MLP and Energy Renaissance Fund

/s/ James A. McNamara	/s/ Scott McHugh
James A. McNamara	Scott McHugh

Date: February 6, 2015	February 6, 2015

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.